EXHIBIT 99.1

ASHFORD
First Quarter 2020 Conference Call
June 18, 2020
10 a.m. CT

Introductory Comments - Jordan Jennings

Good day everyone and welcome to today’s conference call to review results for Ashford for the first quarter of 2020 and to update you on recent developments. On the call today will be: Monty Bennett, Chairman and Chief Executive Officer; Deric Eubanks, Chief Financial Officer; and Jeremy Welter, President and Chief Operating Officer. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday in a press release.

At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.

In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on June 17, 2020, and may also be accessed through the Company’s website at www.ashfordinc.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. Also, unless otherwise stated, all reported results discussed in this call compare the first quarter of 2020 with the first quarter of 2019.

I will now turn the call over to Monty.

Introduction - Monty Bennett

Good morning, and welcome to our call to discuss our financial results for the first quarter of 2020. I will begin by discussing Ashford’s operations, strategy and response in light of the COVID-19 pandemic. Afterward, Deric will review our financial results, then Jeremy will provide an update regarding our hospitality products and services businesses, and then we will open it up for Q&A.

As you are aware, COVID-19 is having an unprecedented economic impact on the hospitality industry. Due to the pandemic, we have adjusted the way we operate and how we manage the company, its existing advised REIT platforms, as well as our portfolio of products and services businesses. Our top priority has been to protect the health and safety of our associates and guests while at the same time mitigating the impact on our business. At Ashford, we successfully transitioned to a remote work structure thereby ensuring seamless business continuity. We remain diligently focused on our priorities and have been managing our decisions in coordination with our responsibility to all of our stakeholders. This includes an unwavering commitment to protect value for our shareholders.

Reflecting that commitment, we have taken steps to maintain our financial flexibility and have implemented meaningful cost-savings measures which we estimate will reduce our annual run-rate corporate G&A by approximately 25%. I have also agreed to take my salary for the balance of the year in common shares instead of cash to conserve additional liquidity. Of the cost-saving steps we have taken, none have been more difficult than the decision to furlough a significant number of our associates as well as eliminating a significant number of positions within our company and our subsidiaries. We have also reduced the compensation for our Board of Directors and senior executives. At the same time, we strengthened our liquidity position by converting our $35 million credit facility into a 4-year term loan in late March.

The hotels that we asset manage and our products and services businesses have experienced widespread disruption during this pandemic. We have implemented significant cost cutting measures at our hotels and our products and services businesses have implemented similar actions designed to ensure their respective financial flexibility while remaining focused on their long-term growth and competitive position.

Ashford advises two publicly-traded REIT platforms, Ashford Trust and Braemar, which together own 129 hotels with approximately 28,000 rooms and approximately $8.0 billion of gross assets as of March 31, 2020. While we suspended operations at some properties during the peak of the pandemic, we are working diligently to get our hotels back up and running. Currently 105 of our 129 hotels are open and operating and we have plans to re-open the remaining hotels in the coming weeks. Our advised REITs have also partnered with local government agencies, medical staffing organizations, and hotel brands to support COVID-19 response efforts. To date, through various initiatives, close to 70 hotels have provided temporary lodging for first responders, healthcare professionals, and other community residents impacted by the crisis.

While Jeremy will discuss our products and services businesses, and the steps they have already taken to mitigate the impact of the pandemic, both Remington and Premier Project Management continue to execute on their long-term growth strategies while making the decisions necessary to ensure that, at the end of this crisis, they both remain strong, vibrant companies. They both have adopted a stringent focus on reducing expenses which have included instituting pay cuts for executives, furloughing or eliminating a significant number of associates, and significantly reducing discretionary spending. In short, those businesses are taking the necessary actions to navigate this pandemic and position themselves for a successful future.

Periods of dislocation and volatility often create new opportunities for growth. For example, as the hospitality industry strives to implement measures to provide a clean and safe environment for their guests, many hotels and guests will be seeking automated check-in, allowing them to bypass the front desk with keyless entry and secure digital key capabilities. They will also be seeking enhanced sanitation and air purification standards within the guest room. We believe the benefits that OpenKey and Pure Wellness offer will position them well to gain accelerated adoption and growth at hotels nationwide. In fact, we are already seeing strong growth in demand for OpenKey’s digital key product, which Jeremy will discuss in more detail.

These are uncertain times, and our people and businesses are being impacted in unprecedented ways. Despite these near-term challenges, our management team has deep talent that has operated in numerous economic downturns and periods of meaningful industry disruption, including the Great Recession and 9/11. We remain optimistic about the long-term prospects for our company and believe we are making the right strategic decisions to position our business to be even more successful once we emerge on the other side of this pandemic.

I will now turn the call over to Deric.

Financial Review - Deric Eubanks
Thanks, Monty.

Net loss attributable to common stockholders for the first quarter was $186.3 million including an impairment charge of $178.2 million primarily related to the goodwill and intangible assets associated with the acquisitions of Remington, Premier and JSAV. GAAP requires us to test goodwill for impairment annually, which we typically perform in October of each year, or more frequently if there are indicators of impairment, and impairment must be recorded if the current fair value of the underlying business is less than its carrying value. Given the negative impact of the pandemic on Remington, Premier and JSAV, the impairment was necessary.

For the first quarter, total revenues were $133.8 million, reflecting a 111% growth rate over the prior-year quarter.

Adjusted EBITDA for the first quarter was $12.0 million, reflecting a 5.8% growth rate over the prior-year quarter. Adjusted net income for the first quarter was $9.3 million.

As of March 31, 2020, we had 6.9 million fully diluted total shares of common stock and units, which included 4.1 million common shares associated with our Series D convertible preferred stock. We had 2.2 million common shares issued and outstanding, 0.2 million common shares earmarked for issuance under our deferred compensation program, and the balance relates to put options associated with the minority interests of our strategic investments, acquisition-related shares, and some restricted stock.

During the quarter, we converted our $35 million credit facility into a new $35 million term loan with a 4-year term.

As Monty mentioned, we have taken significant steps to improve our liquidity and cash position and have reduced our annual run-rate corporate G&A by approximately 25%. Despite the negative impact of the pandemic on our businesses, we believe we have ample liquidity.

I will now turn the call over to Jeremy.

Hospitality Products & Services - Jeremy Welter

Thank you, Deric.

We are pleased to provide updates on our Hospitality Products & Services businesses and how we have responded with significant measures during the first quarter in the face of the COVID-19 pandemic. As was the case across the hospitality sector, our Hospitality Products & Services businesses were among the hardest hit industries from the global pandemic. We have faced headwinds from sharp declines in occupancy and group business at our affiliated hotels. Before I get into more details on our operations, I want to say how proud I am of all of our associates and leadership across our entire platform for their hard work, dedication, and perseverance during these very tough and challenging times.

As the seriousness of the pandemic became more apparent in early March, our Hospitality Products & Services executive leadership and I began an extensive review of our G&A expenses and policies around each business. We implemented broad furloughs at that time, and in total, at the peak of the crisis, 70% of our associates were furloughed or termed. The Hospitality Products & Services businesses also instituted stringent spending controls to preserve cash and reduce non-critical spending. In fact, several of our Hospitality Products & Services businesses have pivoted their operations to launch new offerings that are focused on the safety of our guests and associates.

Our core strategy for Hospitality Products & Services remains, but to more fully explain this strategy: our Products & Services initiative is a unique investment strategy in the hospitality industry, where we strategically invest in operating companies that service the industry, and we act as an accelerator to grow these companies. In doing so, we believe we are able to establish synergies for our hotel platforms, providing attractive pricing and higher levels of service than they would receive from a third-party vendor. We are also able to grow our portfolio companies in a number of ways: by referring them to the hotels owned by our advised REITs, by leveraging our vast industry relationships, and by consulting on best operating practices.

The business where we are seeing the strongest growth at the moment is OpenKey. OpenKey provides a Bluetooth-enabled lock module that can interface on to any lock at a fraction of the cost of replacing the entire lock system, making this a very attractive option for hotels as they re-open their doors to guests following closures from COVID-19. OpenKey is well positioned to capitalize on guests’ desires for a contactless, digital check-in experience. OpenKey saw revenues increase 103% in the first quarter and ended the quarter with 165 hotels under contract, which represented growth of 57% over the prior year quarter. That growth has continued into the second quarter as OpenKey currently has 201 hotels under contract, representing growth of 22% over the end of the first quarter. We are also seeing a strong increase in requests for product demonstrations. The number of demonstration requests in April was 152% higher than what we experienced in January. We are also seeing more guests use OpenKey with utilization up 270% from 2019. OpenKey is currently integrated with over 35 property management systems, and we continue to be excited about the future growth prospects for OpenKey.

The first quarter marked the first full quarter since Remington’s integration into our Hospitality Products and Services platform. Remington is a dynamic and growing hotel management company providing top quality service and expertise in hotel management. Credit must be given to Remington’s CEO, Sloan Dean, and his team who navigated challenging situations, including numerous hotel closures over the last couple of months. At the beginning of this crisis, Remington furloughed or termed approximately 93% of its workforce. However, as hotels re-open and people begin traveling again, Remington is in great shape financially to ramp up its operations at its 87 hotels in 27 states across 17 brands, including 12 independent and boutique properties. We find this current moment in the industry is aiding our growth and development which is focused on growing Remington’s third-party business. To that end, during the quarter, Remington signed three new third-party contracts and is actively seeking more deals. Additionally, Remington prioritizes the safety of its guests and associates as it recently launched the Ultra Touch program that ensures the highest cleanliness standards in rooms and public spaces for our guests. On the financial front, for the first quarter, Remington realized hotel management fee revenue of $6.1 million and Adjusted EBITDA of $2.4 million.

Premier Project Management provides comprehensive and cost-effective design, development, architecture, procurement, and project management services to the hospitality industry. Premier will be impacted greatly by hotel owners cutting back on Capex spend and during the last several months approximately 53% of its workforce furloughed or termed. With that said, Premier has done a great job pivoting to incorporate multi-family business opportunities into their marketing efforts, and it has signed up several multi-family projects during this year, in addition to the 6 third-party hotel project management deals signed. We expect Capex spend to rebound next year and we expect Premier to be in a great position to capitalize when that occurs. For the first quarter, Premier had project management fee revenue of $3.9 million and Adjusted EBITDA of $1.2 million.

JSAV is a leading single-source solution for meeting and event needs with an integrated suite of audio visual services, including show and event services, hospitality services, creative services, and design and integration. Prior to the pandemic, JSAV started the year with incredible results with year-to-date revenue & Adjusted EBITDA through February up 12% and 71% over the same prior year period, respectively. However, with the elimination of group travel and bookings due to the pandemic, JSAV was significantly impacted, and had to furlough or term 94% of its workforce due to the lack of demand. Due to decisive leadership by JSAV’s executives, they are very well positioned to emerge from the pandemic and capitalize on opportunities that will inevitably come as groups reconvene. JSAV was proactive and quick to retool its strategy to focus on virtual meetings in lieu of in-person meetings. They have established numerous virtual showrooms at locations around the country and these services result in higher margins as they require less labor. Financial results for the first quarter included revenue of $29.7 million and Adjusted EBITDA of $5.0 million.

RED Hospitality & Leisure is a leading provider of watersports activities and other travel and transportation services in the U.S. Virgin Islands and Key West, Florida. RED also faced reductions in bookings and trips from both markets and took actions to furlough or term 85% of its workforce during this pandemic. Nevertheless, we believe Key West will emerge faster than most markets, and as a drive market, we expect leisure business to pick up from guests driving into Key West more quickly compared to the USVI. The ability for the USVI to rebound is somewhat limited given the airlift requirement, but we see it benefiting by the strong business we anticipate at the Westin’s timeshare property. Taken together, we are optimistic about RED’s ability to navigate the pandemic. Further, Chris Batchelor, our CEO at RED, is working on some exciting business development opportunities in Florida and the USVI, and we hope to be able to discuss those on future calls. Financial results for the first quarter included revenue of $3.3 million and Adjusted EBITDA of $0.6 million.

Pure Wellness is also seeing strong opportunities for its products in this pandemic environment. Pure Wellness is the industry leader in wellness applications and is shifting its focus from hypoallergenic rooms to a suite of services designed to eliminate viruses, bacteria, and other harmful contaminants within guest rooms and public spaces. While Pure Wellness will still offer its signature Pure Room for hotels, which includes the medical-grade, virus killing air purification system, it has designed cleaning protocols that can be rolled out to hotels, remediation cleaning service for areas infected by the virus, and a proactive electrostatic spray protocol that provides a growth-inhibiting, protective layer. Pure Wellness uses only chemical sprays that are EPA registered and CDC approved for use against COVID-19.

Lastly, during the quarter, Ashford Trust and Braemar entered into agreements with Lismore Capital for Lismore to seek modifications, forbearances or refinancings of the REITs’ debt totaling approximately $5.1 billion across over 40 different loans. We have re-allocated significant corporate resources to this effort and have already completed several forbearance agreements giving the REITs much needed flexibility in order to meet requirements under the respective loans. We will continue to have significant corporate resources focused on this effort going forward.

That concludes our prepared remarks, and we will now open up the call for Q&A.

Operator to end call after Q&A - do not go back to management.

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